November 30, 2015
Securities and Exchange Commission
Washington, D.C. 20549
Ladies and Gentlemen:
We were previously the independent registered public
accounting firm for the City National Rochdale Funds
(the Trust) and, under the dates of November 28,
2014 and November 27, 2013, we reported on (1) the
consolidated financial statements of the Emerging
Markets Fund (one of the sixteen Funds comprising
the Trust ) as of September 30, 2014 and 2013 and
for year ended September 30, 2014 and the nine
months ended September 30, 2013; (2) the
consolidated financial statements of the Fixed
Income Opportunities Fund (one of the sixteen Funds
comprising the Trust) as of and for the year ended
September 30, 2014, and the financial statements of
the Fixed Income Opportunities Fund as of September
30, 2013 and the nine months ended September 30,
2013; (3) the financial statements of the Government
Money Market Fund, Prime Money Market Fund,
California Tax Exempt Money Market Fund, Limited
Maturity Fixed Income Fund, Government Bond Fund,
Corporate Bond Fund, California Tax Exempt Bond
Fund, High Yield Bond Fund, Multi-Asset Fund, and
Socially Responsible Equity Fund (ten of the
sixteen Funds comprising the Trust) as of September
30, 2014 and 2013 and for each of the years then
ended; (4) the financial statements of the
Intermediate Fixed Income Fund and Dividend & Income
Fund (two of the sixteen Funds comprising the Trust)
as of September 30, 2014 and 2013 and for the year
ended September 30, 2014 and the nine months ended
September 30, 2013; (5) the financial statements of
the U.S. Core Equity Fund (one of the Funds
comprising the Trust) as of  September 30, 2014 and
2013 and for the year ended September 30, 2014 and
the period from December 3, 2012 to September 30,
2013; (6) and the financial statements  of the
Municipal High Income Fund (one of the sixteen Funds
comprising the Trust) as of September 30, 2014 and
the period from December 30, 2013 to September 30,
2014.  On August 27, 2015, we declined to stand for
reelection.   We have read the statements made by
the Trust, which we understand will be filed with the Commission pursuant to Item 77K of Form N-SAR dated November 30, 2015, and we agree with such statements, as they apply to the fiscal year ended
September 30, 2014 and the subsequent interim period through August 27, 2015, except that we are not in a position to agree or disagree with the Trusts statement that (1) the change was recommended by the audit committee and approved by the board of trustees and (2) neither the Trust, nor anyone on their behalf, consulted with BBD, LLP on items which
(i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Trusts financial statements; or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of said Item 304).
Very truly yours,

Sample Company
[Date of report]
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